UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 21, 2020

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934: NONE

Title of Each Class	Symbol	Name of Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 21, 2020 (the “Closing Date”), EnLink Midstream Funding, LLC, a bankruptcy-remote special purpose entity (the “SPV”) that is an indirect subsidiary of EnLink Midstream, LLC (“ENLC”) and EnLink Midstream Partners, LP (“ENLK”), entered into a three-year committed accounts receivable securitization facility (the “AR Facility”) of up to $250 million with PNC Bank, National Association, as administrative agent (the “Administrative Agent”) and lender, and PNC Capital Markets, LLC (“PNCCM”), as structuring agent.

In connection with the AR Facility, certain subsidiaries of ENLC and ENLK, as originators (the “Originators”), have sold and contributed, and will continue to sell or contribute, pursuant to a Sale and Contribution Agreement, dated as of the Closing Date (the “Sale and Contribution Agreement”), all of their accounts receivable and certain related assets (collectively, the “Receivables”) to the SPV, a separate legal subsidiary of ENLC and ENLK whose sole business consists of the purchase, or acceptance through capital contributions, of the Receivables and whose assets are not available to satisfy creditors of ENLC, the Originators, or any other subsidiary of ENLC.

The SPV financed its acquisition of the Receivables, and will finance its ongoing purchase of the Receivables, in part by obtaining secured loans from the lenders party to the Receivables Financing Agreement, dated as of the Closing Date (the “RFA”), among the SPV, EnLink Midstream Operating, LP, as initial servicer (the “Servicer”), the Administrative Agent, the lenders party thereto, and PNCCM. The amount available for borrowings at any one time under the RFA is limited to a borrowing base amount calculated based on the outstanding balance of eligible Receivables, subject to certain reserves, concentration limits, and other limitations. Borrowings under the RFA bear interest based on LIBOR or LMIR (each as defined in the RFA), in each case subject to a minimum floor of 37.5 basis points, plus a drawn fee initially in the amount of 162.5 bps. The drawn fee varies based on ENLC’s credit rating, and the SPV also pays a fee on the undrawn committed amount of the RFA. Interest and fees payable by the SPV under the RFA are due monthly.

The SPV pledged its ownership interest in the Receivables as collateral security for all amounts outstanding under the RFA, and the Servicer will perform administrative and collection services relating to the Receivables on behalf of the SPV for a fee.

The RFA is scheduled to terminate on October 20, 2023, unless extended in accordance with its terms or earlier terminated, at which time no further advances will be available and the obligations thereunder repaid in full by no later than (i) the date that is ninety (90) days following such date or (ii) such earlier date on which the loans under the RFA become due and payable.

The purchase price for the sale of the Receivables by an Originator to the SPV consisted of, and will continue to consist of, a combination of (i) equity contributions in the SPV from its direct parent, (ii) cash available to the SPV from loans under the RFA and from collections on previously sold Receivables, and (iii) to the extent that the SPV does not have funds available to pay the purchase price in cash, through an increase in the principal amount of a subordinated intercompany loan deemed made by such Originator to the SPV.

ENLC guaranteed the respective obligations of the Originators and the Servicer under the Sale and Contribution Agreement and the RFA, as applicable, pursuant to a Performance Guaranty dated as of the Closing Date. However, neither ENLC nor any of its subsidiaries guarantees the SPV’s borrowings under the RFA or the collectability of the Receivables.

As of the Closing Date there were $225 million of borrowings by the SPV under the RFA. ENLC used the cash proceeds from the sale of the Receivables to the SPV to repay borrowings under its revolving credit facility.

The RFA and the Sale and Contribution Agreement contain certain customary representations and warranties, affirmative and negative covenants, indemnification provisions, and events of default, including those providing for termination of the AR Facility and the acceleration of amounts owed by the SPV under the RFA if, among other things, the SPV fails to pay principal or interest when due, a borrowing base deficiency exists, certain cross defaults, judgments, or bankruptcy events occur with respect to the SPV, ENLC, ENLC’s managing member, the Servicer, or any of the Originators, certain events negatively affecting the overall credit quality of the Receivables occur, breaches of representations and warranties or covenants occur, a change of control occurs, or if the consolidated leverage ratio of ENLC exceeds limits identical to those in its revolving credit facility.

The foregoing description of the Sale and Contribution Agreement and the RFA does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale and Contribution Agreement and the RFA, respectively, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Sale and Contribution Agreement, dated as of October 21, 2020, by and among EnLink Midstream Funding, LLC, EnLink Midstream Operating, LP, and the originators from time to time party thereto.
10.2	—	Receivables Financing Agreement, dated as of October 21, 2020, by and among EnLink Midstream Funding, LLC, as borrower, EnLink Midstream Operating, LP, as initial servicer, PNC Bank, National Association, as administrative agent and lender, the lenders party thereto, and PNC Capital Markets, LLC, as structuring agent.
104	—	Cover Page Interactive Data File (formatted as Inline iXBRL and included in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

	By:	EnLink Midstream GP, LLC, its General Partner

Date: October 22, 2020	By:	/s/ Pablo G. Mercado
Pablo G. Mercado
Executive Vice President and Chief Financial Officer

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